Exhibit 10.3

PUGET SOUND ENERGY, INC.

PUGET ENERGY, INC.

FIRST AMENDMENT TO AGREEMENT

FIRST AMENDMENT TO AGREEMENT (this "Amendment"), effective as of May 12, 2005, amends the agreement (the "Agreement"), dated as of January 1, 2002, between Puget Sound Energy, Inc. ("PSE") and Puget Energy, Inc. ("Puget Energy"), both Washington corporations (PSE and Puget Energy, collectively, the "Company"), and Stephen P. Reynolds ("Executive").

WHEREAS, since January 1, 2002, Executive has been employed by the Company as its President and Chief Executive Officer pursuant to the Agreement; and

WHEREAS, the Agreement provides, among other things, for certain equity-based awards to Executive; and

WHEREAS, the Company desires to be assured of Executive's experience, skills, knowledge and background for the benefit of the Company, and the efficient achievement of the long-term strategy of the Company; and

WHEREAS, the Company therefore wishes to (i) grant to Executive a performance-based restricted stock award that will vest on the date of the 2008 Annual Shareholders Meeting contingent on the achievement of specified performance goals and Executive's continued employment with the Company as Chief Executive Officer until at least that date; (ii) extend the post-termination exercise period of Executive's outstanding stock options contingent on Executive's continued employment with the Company as Chief Executive Officer until at least the date of the 2008 Annual Shareholders Meeting; (iii) accelerate the vesting of the last vested installment of certain of Executive's outstanding restricted stock awards to the date of the 2008 Annual Shareholders Meeting; (iv) accelerate the vesting of the last vested installment of certain of Executive's outstanding restricted stock unit awards to the date of the 2008 Annual Shareholders Meeting; and (v) accelerate the vesting of the last vested installment of Executive's performance-based retirement stock equivalent account to the date of the 2008 Annual Shareholders Meeting;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Company and Executive agree as follows:

1.  AWARD OF PERFORMANCE-BASED RESTRICTED STOCK. The Company will grant to Executive a performance-based restricted stock award for 40,000 shares of Puget Energy common stock. The award granted under this Section 1 will vest in one installment on the date of the 2008 Annual Shareholders Meeting, subject to the certification by the Company's Compensation and Leadership Development Committee on or prior to the date of the 2008 Annual Shareholders Meeting that the performance goals specified in the award agreement, in the form attached to this Amendment as Exhibit A, have been satisfied and Executive's continued employment with the Company as Chief Executive Officer until at least that date.

2. EXTENSION OF STOCK OPTION POST-TERMINATION EXERCISE PERIOD. The Company will amend Executive's outstanding stock options granted January 7, 2002 (the "Stock Options") to extend the post-termination exercise period of the Stock Options to January 7, 2012, provided Executive remains employed by the Company as Chief Executive Officer at least until the date of the 2008 Annual Shareholders Meeting.

3. ACCELERATION OF VESTING OF RESTRICTED STOCK AWARD. The Company will amend Executive's outstanding restricted stock award granted January 8, 2004 (the "Restricted Stock Award") to accelerate the vesting of the installment of the Restricted Stock Award that would have vested on January 8, 2009, so that such installment will vest on the date of the 2008 Annual Shareholders Meeting, provided Executive remains employed by the Company as Chief Executive Officer at least until that date.

4. ACCELERATION OF VESTING OF RESTRICTED STOCK UNIT AWARD. The Company will amend Executive's outstanding restricted stock unit award granted January 8, 2004 (the "Restricted Stock Unit Award") to accelerate the vesting of the installment of the Restricted Stock Unit Award that would have vested on January 8, 2009, so that such installment will vest on the date of the 2008 Annual Shareholders Meeting, provided Executive remains employed by the Company as Chief Executive Officer at least until that date.

5. ACCELERATION OF VESTING OF PERFORMANCE-BASED RETIREMENT STOCK EQUIVALENT ACCOUNT. Section 4(d) of the Agreement with respect to Executive's Performance-Based Retirement Equivalent Stock Account is hereby amended to accelerate the vesting of the installment of such account that would have vested on January 1, 2009, so that such installment will vest on the date of the 2008 Annual Shareholders Meeting, provided Executive remains employed by the Company as Chief Executive Officer at least until that date.

6. EFFECTIVENESS. Except as expressly modified by this Amendment, all provisions of the Agreement, the Stock Options, the Restricted Stock Award and the Restricted Stock Unit Award shall continue in full force and effect. This Amendment shall be effective as of the date first set forth above.

7. CONFLICTS. In the event of any conflict between the terms of this Amendment and the provisions of the Agreement, the Stock Options, the Restricted Stock Award, the Restricted Stock Unit Award or any other plan, program, policy, contract, arrangement or agreement between Executive and the Company, the terms of this Amendment will be controlling.

8. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

PUGET SOUND ENERGY, INC. By: /s/ Phyllis J. Campbell
Phyllis J. Campbell Title: Chair, Compensation and Leadership Development Committee, Puget Sound Energy, Inc. Board of Directors

PUGET ENERGY, INC. By: /s/ Phyllis J. Campbell
Phyllis J. Campbell Title: Chair, Compensation and Leadership Development Committee, Puget Energy, Inc. Board of Directors

EXECUTIVE /s/ Stephen P. Reynolds
Stephen P. Reynolds